Exhibit 7

Execution Version

INTERIM INVESTORS’ AGREEMENT

This INTERIM INVESTORS’ AGREEMENT (this “Agreement”) is dated as of March 7, 2024, by and among (i) Apogee Parent Inc., a Delaware corporation (the “Parent”), (ii) Apogee Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), (iii) Chris C. Kemp and Dr. Adam London (collectively, the “Founders” and each, a “Founder”), (iv) MH Orbit LLC, a Delaware limited liability company (“MH Orbit”), JMCM Holdings, LLC, a Delaware limited liability company (“JMCM”) and JW 16 LLC (together with MH Orbit and JMCM, “Orbit”), (v) SherpaVentures Fund II, LP, a Delaware limited partnership (“ACME” and together with Orbit, the “Key Investors” and each a “Key Investor”), and (vi) and the other parties appearing on the signature pages hereto (each such party together with the Founders and the Key Investors, and any Person that executes a joinder hereto in such capacity in accordance with the terms hereof, an “Investor” and collectively, the “Investors”). Parent, Merger Sub, and the Investors are collectively referred to as the “Parties” and each, a “Party.” Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

BACKGROUND

1. On the date hereof and contemporaneously with the execution of this Agreement, Parent, Merger Sub, and Astra Space Inc., a Delaware corporation (the “Company”) have executed an Agreement and Plan of Merger (as amended, supplemented or modified from time to time in accordance with the terms thereof and in compliance with this Agreement, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company continuing as the surviving corporation (the “Merger”).

2. On or prior to the date hereof, each of the Investors has executed and delivered to Parent an equity commitment letter agreement pursuant to which the applicable Investor has agreed, on the terms and subject to the conditions set forth therein, to make or cause to be made a capital contribution to Parent at Closing in the amount or value set forth in each such equity commitment letter agreement (each, an “Equity Commitment Letter,” references to which include such letter agreement as amended, supplemented or modified from time to time in accordance with the terms thereof and this Agreement, and collectively, the “Equity Commitment Letters”). In this Agreement, “Equity Commitment” refers to, (x) prior to the consummation of the Closing and for each Investor, the “Commitment” set forth in its respective Equity Commitment Letter, as such amount may be modified or amended in accordance with the terms thereof and of this Agreement and (y) at the Closing, for purposes of Section 2.2 and for each Investor, the amount or value contributed to Parent by such Investor at Closing in accordance with this Agreement and its Equity Commitment Letter. The Equity Commitment Letters executed and delivered by certain of the Investors have also been executed by certain of their respective Affiliates such that such Investors and such respective Affiliates are jointly and severally obligated, on the terms and subject to the conditions set forth therein, to make the applicable Equity Commitment.

3. On or prior to the date hereof, the Founders, the Key Investors, and certain other Investors have executed and delivered to Parent the Warrant Exchange Agreement, pursuant to which the applicable Investor has agreed, on the terms and subject to the conditions set forth therein, to exchange all Company Warrants (as defined below) held thereby for warrants to purchase Parent Series A Preferred Shares (the “Parent Warrants”) in connection with the consummation of the transactions contemplated by the Merger Agreement.

4. On or prior to the date hereof, the Founders, the Key Investors, and certain other Investors have executed and delivered to Parent the Noteholder Conversion Agreement, pursuant to which the applicable Investor has agreed, on the terms and subject to the conditions set forth therein, to effectuate the conversion and cancellation of the Notes (as defined below) held thereby in exchange for the issuance of Parent Series A Preferred Shares (as defined below) thereto in connection with the consummation of the transactions contemplated by the Merger Agreement.

5. This Agreement governs the relationship of the Parties pending the Closing, including in respect of the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement and the transactions contemplated thereby and, in the case of any inconsistency between this Agreement, on the one hand, and the Merger Agreement, any Equity Commitment Letter, the Warrant Exchange Agreement, or the Noteholder Conversion Agreement, on the other hand, this Agreement shall control solely as among the Parties (but, for the avoidance of doubt, not with respect to the Founders in their capacities as directors or officers of the Company).

6. The Parties wish to agree to certain terms and conditions that will govern the actions of the Parties and the relationship among the Investors with respect to the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement, and the transactions contemplated thereby.

Article I
EQUITY COMMITMENTS; CONTRIBUTION

Section 1.1 Initial Commitments. Parent represents that (a) Schedule A includes a true and complete copy of all of the Equity Commitment Letters that the Investors have executed and delivered to Parent as of the date hereof, (b) Schedule B includes a true and complete copy of the Warrant Exchange Agreement as of the date hereof, and (c) Schedule C includes a true and complete copy of the Noteholder Conversion Agreement as of the date hereof.

Section 1.2 Equity Commitments.

(a) Parent shall be entitled to enforce, and shall enforce, the obligation of each Investor to fund its Equity Commitment under its Equity Commitment Letter in accordance with the terms of such Equity Commitment Letter, only (i) acting at the direction of the Founders, and with Key Investor Consent (as defined below), if the Founders jointly have, acting reasonably and in good faith, determined that (x) all conditions to effect the Closing set forth in Sections 6.01 and 6.02 of the Merger Agreement (the “Closing Conditions”) have been and are continuing to be satisfied (other than any conditions that by their nature are to be satisfied at the Closing, but each of which are capable of being satisfied at the Closing), except for any conditions that have been waived by Parent and Merger Sub with Key Investor Consent, (y) all conditions to funding under such Equity Commitment Letter have been and are continuing to be satisfied (other than any conditions that by their nature are to be satisfied at the Closing, but each of which are capable of being satisfied at the Closing), except for any conditions that have been waived by the applicable Investor, and (z) the Closing is required to occur pursuant to Section 1.06 of the Merger Agreement, or (ii) as required by an order for specific performance issued by a court of competent jurisdiction in accordance with the Company’s third party beneficiary rights pursuant to such Equity Commitment Letter to cause Parent to enforce such Equity Commitment Letter in accordance with, and subject to the conditions of, such Equity Commitment Letter. For the avoidance of doubt, the Investors shall have no right to directly enforce (including seeking specific performance of) any Equity Commitment Letter against another Investor. If the Founders determine that it is appropriate to reduce the aggregate Equity Commitment (including, without limitation, in the event the Merger Consideration is reduced or as a result of any Rollover Agreement entered into after the date hereof and prior to the Closing), then Parent may, with Key Investor Consent, reduce the Equity Commitment required to be funded by one or more Investors under their respective Equity Commitment Letter upon written notice to such Investors prior to Closing.

(b) Subject to the terms and conditions of the Equity Commitment Letter, each Investor may assign, sell-down or syndicate all or any part of its Equity Commitment to any of its Affiliates, including one or more affiliated investment funds or investment vehicles that are advised or sponsored by the investment manager of the relevant Investor, without any consent of any of the other Investors (a “Permitted Syndication”); provided that any such Permitted Syndication does not require any additional Consent, filing, registration, or declaration in order to consummate the Transactions. Any Permitted Syndication shall not relieve the Investor of its obligations under its Equity Commitment Letter in the event that any such Affiliate fails to perform such obligations. Other than a Permitted Syndication, any assignment, sell-down or syndication of all or part of the Equity Commitments will be subject to receipt of (x) the Key Investor Consent and (y) the prior written consent of either of the Founders (clauses (x) and (y), collectively, “Investor Consent”).

(c) The following matters shall be subject to the prior written consent of a majority in interest (measured by the aggregate amount of all such Capital Commitments) of the Key Investors (“Key Investor Consent”): (x) any agreement by Parent, Merger Sub or an Investor to amend, modify or waive an Equity Commitment Letter, the Warrant Exchange Agreement, or the Noteholder Conversion Agreement, (y) any agreement by Parent, Merger Sub to terminate an Equity Commitment Letter, the Warrant Exchange Agreement, or the Noteholder Conversion Agreement, or (z) any entrance by Parent into a Rollover Agreement.

Article II
EQUITY INTERESTS

Section 2.1 Equity Interests Pending the Closing.

(a) Parent represents and warrants that, as of the date hereof, Merger Sub has issued one hundred (100) shares of its common stock, par value $0.0001 per share, to Parent, and such shares are the only shares of capital stock of Merger Sub that are issued and outstanding. Parent represents and warrants that Merger Sub is wholly-owned by Parent and further covenants that no additional equity interests or capital stock of Merger Sub shall be issued or issuable prior to the Closing without Investor Consent. Prior to the Closing, Parent shall not, without Investor Consent, sell, dispose or otherwise transfer, directly or indirectly, any equity interests of Merger Sub. Parent represents and warrants that Merger Sub (i) is a newly formed entity, (ii) has conducted no operations and prior to the Closing shall not conduct any operations and (iii) has no, and prior to the Closing shall not have any, assets, obligations or liabilities of any nature, in each case of clause (ii) and (iii), other than those incident to its formation and in connection with the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby. The Founders shall cause Parent and Merger Sub to comply with all covenants of Parent or Merger Sub herein at or before the Closing.

(b) Each of the Founders represents and warrants that, as of the date hereof, Parent has issued ten (10) shares of its common stock, par value $0.0001 per share, to each of the Founders, and such shares are the only shares of capital stock of Parent that are issued and outstanding. Each of the Founders represents and warrants that Parent is wholly-owned by the Founders and further covenants that no additional equity interests or capital stock of Parent shall be issued or issuable prior to the Closing without Investor Consent other than pursuant to the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement. Prior to the Closing, the Founders shall not, without Investor Consent, sell, dispose or otherwise transfer, directly or indirectly, any equity interests of Parent. Each of the Founders represents and warrants that Parent (i) is a newly formed entity, (ii) has conducted no operations and prior to the Closing shall not conduct any operations and (iii) has no, and prior to the Closing shall not have any, assets, obligations or liabilities of any nature, in each case of clause (ii) and (iii), other than those incident to its formation and in connection with the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby.

(c) Prior to the Closing, no Investor shall, without Investor Consent, sell, dispose or otherwise transfer, directly or indirectly, any equity securities or debt securities of the Company (other than pursuant to any Permitted Syndication or a transfer of Company Class B Shares (as defined below) to the Company in connection with a conversion of such Company Class B Shares into Company Class A Shares (as defined below) pursuant to the Company Charter), and, between the date hereof and the Closing, the Founders shall not transfer, and Parent shall not permit (to the extent within its control) any transfers of, the equity interests or capital stock of Parent. In the case of any sale, disposition or transfer whereby Investor Consent is obtained, the transferee of such equity securities or debt securities of the Company pursuant to such sale, disposition, or transfer shall agree in writing to be bound by the terms and conditions of this Agreement as though such transferee were an Investor hereunder; provided that no such sale, disposition, or transfer shall relieve any transferring Investor from its obligations hereunder.

(d) The Parties agree to take all actions to cause the issued and outstanding equity interests in Parent as of the Closing to be as set forth in Section 2.2.

Section 2.2 Equity Interests Issued at or After Closing.

(a) Immediately prior to, but contingent upon and subject to the consummation of, the Closing, Parent shall issue a number of Series A preferred shares, par value US$0.0001 per share, of Parent (the “Parent Series A Preferred Shares”) to each Investor (other than the Founders) in exchange for their respective capital contributions to Parent based on the following calculation: (i) for a contribution of cash by, or on behalf of, such Investor (a “Cash Contribution”), such Investor shall receive a number of Parent Series A Preferred Shares equal to such cash contribution divided by the Merger Consideration; (ii) for a contribution of class A common shares of the Company (the “Company Class A Shares”) held by such Investor or its Affiliates as of immediately prior to the Closing (a “Company Class A Shares Contribution”), such Investor shall receive an equal number of Parent Series A Preferred Shares; (iii) for the conversion and cancellation of the Notes held by such Investor or its Affiliates as of immediately prior to the Closing (an “Indebtedness Contribution”), such Investor shall receive a number of Parent Series A Preferred Shares in accordance with Section 3.7(b); and (iv) for the contribution and exchange of Company Warrants held by such Investor or its Affiliates as of immediately prior to the Closing (a “Warrant Contribution”), such Investor shall receive Parent Warrants (as defined below) in accordance with Section 3.7(a). All issuances of Parent Series A Preferred Shares pursuant to the foregoing shall be made in accordance with the terms, and subject to the conditions, set forth in the Merger Agreement and such Investor’s Equity Commitment Letter, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement, as applicable.

(b) Immediately prior to, but contingent upon and subject to the consummation of, the Closing, Parent shall issue class B common shares, par value US$0.0001 per share, of Parent (the “Parent Class B Common Shares”) to each Founder in exchange for their respective capital contributions to Parent (in accordance with the terms, and subject to the conditions, set forth in this Agreement and such Founder’s Equity Commitment Letter) to the extent such capital contributions are satisfied by a Company Class A Shares Contribution or a contribution of class B common shares of the Company (the “Company Class B Shares”) held by such Founder or its Affiliates as of immediately prior to the Closing (a “Company Class B Shares Contribution”). The number of Parent Class B Common Shares issued to a Founder in exchange for a Company Class A Shares Contribution or Company Class B Shares Contribution shall be equal to the number of Company Class A Shares or Company Class B Shares so contributed. Parent shall issue Parent Series A Preferred Shares to each Founder in exchange for their respective capital contributions to Parent to the extent such capital contributions are satisfied by (i) a Cash Contribution, (ii) an Indebtedness Contribution, (iii) a Warrant Contribution, or (iv) a combination of two or more of the foregoing, in each case calculated based on the method set forth in Section 2.2(a). All issuances of Parent Series A Preferred Shares pursuant to the foregoing shall be made in accordance with the terms, and subject to the conditions, set forth in the Merger Agreement and in such Founder’s Equity Commitment Letter, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement, as applicable. The Company Class A Shares and Company Class B Shares contributed to Parent by the Investors or their respective Affiliates shall be referred to as the “Rollover Shares”.

(c) For purposes of determining the amount of Investor’s “Capital Commitment” under this Agreement, (i) the amount of cash contributed pursuant to the Cash Contribution shall be ascribed a value equal to such amount, (ii) each Company Class A Share or Company Class B Share contributed pursuant to the Company Class A Shares Contribution or Company Class B Shares Contribution, as applicable, shall be ascribed a value equal to the Merger Consideration, (iii) the indebtedness that is converted and cancelled pursuant to the Indebtedness Contribution shall be ascribed a value equal to the product of (x) the number of Series A Preferred Shares issuable on the conversion and cancellation of such indebtedness in accordance with Section 3.7(b) and (y) the Merger Consideration; and (iv) the Company Warrants being contributed pursuant to the Warrant Contribution shall be ascribed a value equal to the product of (x) the number of Series A Preferred Shares subject to the Parent Warrant to be issued pursuant to Section 3.7(a) and (y) the excess, if any, of the Merger Consideration over the exercise price per Series A Preferred Share under such Parent Warrant as of immediately after its issuance.

(d) For U.S. federal and applicable state and local income tax purposes, the Parties intend that any Parent capital stock (including, without limitation, Parent capital stock issued in exchange for Rollover Shares) issued pursuant to clause (a) hereof, pursuant to clause (b) hereof, or pursuant to any Rollover Agreement, taken together, qualify as tax-deferred transfers under Section 351(a) of the Code (the “Intended Tax Treatment”). Each Party shall cause all tax returns filed by such Party to be filed based on treating the transactions contemplated by this Agreement consistent with the Intended Tax Treatment, in each case, unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended) or comparable provisions of state or local income tax Law.

(e) At the Closing, Parent shall deliver a copy of the capitalization table of Parent to each Investor detailing (i) such Investor’s Capital Commitment, (ii) the total Capital Commitment of all Investors, (iii) the number of shares of each class of Parent capital stock held by such Investor, (iv) the total number of shares of each class of Parent capital stock issued and outstanding, and (v) the authorized number of shares of each class of Parent capital stock. For the avoidance of doubt, any capitalization table that is delivered to the Investors may be redacted by Parent or information therein may otherwise be aggregated to prevent disclosure of the name of individual Investors.

Article III
INTERIM GOVERNANCE; OTHER AGREEMENTS AMONG INVESTORS

Section 3.1 Actions Under the Merger Agreement.

(a) Subject to Key Investor Consent in the circumstances required by Sections 1.2(c) and 3.1(b), the Founders, by mutual agreement and acting reasonably and in good faith, shall have the right to cause Parent or Merger Sub to take any action or refrain from taking any action that is (i) not in contravention of or inconsistent with this Agreement, the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement and (ii) reasonably required in order for Parent or Merger Sub to comply with their respective obligations or exercise their respective rights under the Merger Agreement. Parent, Merger Sub and the Founders shall use their reasonable best efforts to keep the Key Investors informed about, and reasonably cooperate with the Key Investors in connection with, the matters contemplated by the Transaction Documents. Parent, Merger Sub and the Founders shall use reasonable best efforts to consult with the Key Investors with respect to, and keep them apprised of, all material decisions, elections, actions, determinations and other matters contemplated by the Transaction Documents. To the extent reasonably practicable, Parent, Merger Sub, and the Founders shall provide the Key Investors with drafts of material Transaction Documents and communications with the Company or third parties regarding the Transactions and shall provide the Key Investors and their respective advisors with an opportunity to review and comment on such Transaction Documents and communications.

(b) Notwithstanding anything to the contrary, including Section 3.1(a), the Founders shall cause Parent and Merger Sub not to, and Parent and Merger Sub shall not, take any of the following actions without Key Investor Consent: (i) amend, modify, provide any consent under, or waive any provision of the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Rollover Agreements or any other material Transaction Document (including extending the Initial Outside Date under the Merger Agreement), (ii) terminate the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Rollover Agreements or any other material Transaction Document, (iii) enter into any material agreements relating to the Transactions that have not been approved by the Key Investors at the time of the execution of the Merger Agreement (other than additional equity commitment letters on terms and subject to conditions no more favorable to such equity investor than as set forth in the Equity Commitment Letters; provided that any such equity investors shall execute a joinder to this Agreement and be subject to the terms hereof as an “Investor” for all purposes), (iv) commence or settle any Proceeding relating to the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, or the Rollover Agreements, (v) cause Parent or Merger Sub to take any action or conduct any business other than in furtherance of the Transaction or as otherwise contemplated by this Agreement, the Merger Agreement or the other Transaction Documents, (vi) take any action that would be in breach of or would violate the terms of this Agreement, the Merger Agreement or the other Transaction Documents, (vii) approve the Information Statement, or (viii) file the Schedule 13E-3 with the SEC. Parent shall promptly terminate the Merger Agreement pursuant to Section 7.01(b)(i) thereof (x) when entitled to do so unless Parent receives Key Investor Consent prior to such time and (y) if Parent receives Key Investor Consent not to so terminate the Merger Agreement pursuant to clause (x) above, upon receiving Key Investor Consent to terminate the Merger Agreement after such time.

(c) In the event that (i)(1) Parent enforces the obligations of the Investors to fund their Equity Commitments in accordance with Section 1.2 and (2) one or more Investors (or their respective Affiliates, as applicable) have fulfilled their Equity Commitments or stand ready, willing and able to fulfill their Equity Commitments (in such capacity, each a “Funding Investor” and collectively “Funding Investors”) then the Funding Investors, may with Key Investor Consent (with the majority in interest for such purposes measured without the Capital Commitment of any non-Funding Investor) terminate the participation in the transaction of any Investor that does not fund its Equity Commitment in its entirety or asserts in writing its unwillingness to fund all or any portion of its Equity Commitment when required to do so (any such Investor, a “Failure to Fund Investor”) or (ii) an Investor breaches its obligations under Section 3.3 or Section 3.4 hereto or under such Investor’s Equity Commitment Letter and, as a result, a closing condition set forth in the Merger Agreement fails to be satisfied or is not reasonably capable of being satisfied, then the Funding Investors may with Key Investor Consent (with the majority in interest for such purposes measured without the Capital Commitment of any breaching Investor) terminate the participation in the transaction of such breaching Investor (any such Investor, together with a Failure to Fund Investor, each, a “Failing Investor” and collectively, “Failing Investors” and such failure of such Failing Investor to fund or such assertion pursuant to clause (1) or breach pursuant to clause (2), a “Failing Investor Breach”). Following any Failing Investor Breach by a Failing Investor, any Investor that is a Funding Investor may fund at its sole discretion any unpaid amount of such Failing Investor’s portion of the Equity Commitment on the same terms as the contribution made pursuant to such Funding Investor’s Equity Commitment Letter.

(d) The termination of any Failing Investor’s participation in the transactions and the funding by a Funding Investor of the Failing Investor’s portion of the Equity Commitments in the manner set forth above shall not affect, alter or impair (i) the Funding Investors’ or non-breaching Investors’ rights against such Failing Investors for a breach by such Failing Investor of this Agreement (including Section 3.1, Section 3.2 and Section 5.3 hereof) or (ii) Parent’s rights or remedies under the Equity Commitment Letters with respect to the Failing Investor’s failure to fund or any other action or inaction.

(e) If an Investor becomes a Failing Investor, such Failing Investor shall no longer be entitled to any approval or consent rights under this Agreement, and any directors or officers of Parent or Merger Sub appointed by such Failing Investor, or representing such Failing Investor, shall be removed upon such Investor becoming a Failing Investor.

Section 3.2 Expenses.

(a) Each Party shall bear its own expenses incurred in connection with this Agreement. Notwithstanding the foregoing, in the event the Closing occurs, Parent shall cause the Company to bear the reasonable and documented out of pocket expenses of Parent, Merger Sub and the Founders incurred in connection with the negotiation, execution, delivery and performance of the Merger Agreement, the Equity Commitment Letters, the Debt Commitment Letter, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Rollover Agreements, this Agreement, and any other Transaction Document, or the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, expenses and disbursements of counsel, accountants, consultants and other advisors retained thereby, but excluding, in each case, the funding of the Equity Commitments under the Equity Commitment Letters (“Transaction Expenses”).

(b) In the event of a termination of the Merger Agreement in which a Company Termination Fee or any other amount (either as an expense reimbursement, damages or otherwise) is paid to Parent or Merger Sub by the Company or its Affiliates, then Parent or Merger Sub, as the case may be, shall (i) first, discharge all of Parent’s and Merger Sub’s outstanding liabilities, (ii) second, pay (or cause to be paid) all Transaction Expenses incurred by the Founders, and (iii) third, pay (or cause to be paid) any remaining amount to the Investors in proportion to their Capital Commitments. In the event of a termination of the Merger Agreement in which no amount (either as expense reimbursement, damages or otherwise) is paid to Parent or Merger Sub or in the event that the amount paid is insufficient to discharge all of Parent’s and Merger Sub’s outstanding liabilities and pay all applicable Transaction Expenses, no Investor shall have any obligation with respect to the payment of any outstanding liabilities of Parent or Merger Sub or any Transaction Expenses.

Section 3.3 Approvals.

(a) Subject in all respects to the limitations set forth in Section 3.3(b), and Section 3.3(c) each Investor shall use reasonable best efforts, and reasonably cooperate with Parent, Merger Sub and the other Investors, to obtain all applicable governmental, statutory, regulatory or other approvals, licenses, waivers or exemptions required or, in the reasonable opinion of the Key Investors or the Founders, desirable for the consummation of the transactions contemplated by the Merger Agreement, including the Merger. Parent and Merger Sub shall, if not prohibited by law or regulation, (i) promptly provide each Key Investor with copies of all written notices, filings or written communications to or from any Governmental Authority relating to any such governmental, statutory, regulatory or other approvals, licenses, waivers or exemptions (subject to redactions for sensitive or confidential information), (ii) keep each Key Investor reasonably informed of any written notice or other substantive communication received or given in connection with any proceeding regarding the transactions contemplated hereby or by the Merger Agreement, (iii) give each Investor the reasonable opportunity to review and comment on any documents, written communications and filings that include such Investor as a filing party before transmitting to any Governmental Authority, incorporate all reasonable comments or suggestions proposed by such Investor with respect to such portion that relates to it, and consider in good faith any other comments or suggestions proposed by such Investor, and (iv) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated hereby or by the Merger Agreement, to the extent relating to an Investor, only with the consultation of such Investor in advance and, to the extent not prohibited by any Governmental Authority, and only if Parent and Merger Sub have given such Investor the opportunity to attend and participate in such meeting or discussion.

(b) Notwithstanding anything to the contrary set forth in Section 3.3(a), (i) no Key Investor shall, whether prior to or following the Closing, be required to cause any portfolio company, investment fund or other Affiliate of any Key Investor (other than Parent, Merger Sub and their direct or indirect Subsidiaries) or any director, officer, employee, general partner, limited partner, member, shareholder or manager of any of the foregoing to take any action, undertake any divestiture or restrict its conduct other than to provide responsive non-confidential information required to make any submission or application to a Governmental Authority (except as is necessary and customary under the circumstances) and to otherwise cooperate in connection with any such submission or application as is necessary and customary under the circumstances (which cooperation shall not include, without limitation, commencing or maintaining any legal action; selling or otherwise disposing of, or holding separate or agreeing to sell or otherwise dispose of, assets, categories of assets or businesses; terminating such Person or its Affiliate’s existing relationships, contractual rights or obligations, or creating any relationship, contractual rights or obligations; effectuating any other change or restructuring of such Person or its Affiliates; or refraining from acquiring or agreeing to acquire or causing or preventing any of such Person’s Affiliates from refraining from acquiring or agreeing to acquire any Person or portion thereof, or from acquiring or agreeing to acquire any assets) and (ii) any of the Investors may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Investors under this Section 3.3 as “outside counsel only” and such materials and the information contained therein (1) shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials and (2) may be redacted (x) to remove references concerning valuation, (y) as necessary to comply with contractual obligations and (z) as necessary to address reasonable privilege concerns.

(c) Notwithstanding anything to the contrary set forth in Section 3.3(a), if (i) an Investor stands ready, willing and able to fulfill its Equity Commitment (a “Pending Investor”) but Consent from any Governmental Authority or third party is necessary, proper or advisable for Parent to accept such Pending Investor’s Equity Commitment (all such Consents, the “Required Consents”), (ii) the Closing Conditions have otherwise been satisfied (or are capable of being satisfied at the Closing) or waived (to the extent such waiver is permitted by this Agreement, the Merger Agreement and applicable Law), and the Closing is otherwise required to occur pursuant to Section 1.06 of the Merger Agreement, and (iii) Parent is able to satisfy its and Merger Sub’s payment obligations under the Merger Agreement, including the payment of all related fees, costs and expenses arising from or incurred in connection with the negotiation, preparation or execution of the Merger Agreement or any other agreement or document expressly referred to therein or the consummation of the transactions contemplated thereby without such Pending Investor fulfilling its Equity Commitment, then the Founders, by mutual agreement and acting reasonably and in good faith, and subject to Key Investor Consent (with the majority in interest for such purposes measured without the Capital Commitment of any Pending Investor), shall have the right to cause Parent and Merger Sub to close the transactions contemplated by the Merger Agreement without such Pending Investor fulfilling its Equity Commitment. For so long as such Pending Investor complies with its agreements in this Section 3.3, then such Pending Investor shall not be considered a Failing Investor (unless such Pending Investor does not fulfill its Equity Commitment promptly upon receipt of all Required Consents).

Section 3.4 Required Information.

(a) Each Investor, on behalf of itself and its respective Affiliates, agrees to promptly provide to Parent and each other Investor, as applicable (consistent with the timing required by the Merger Agreement or applicable Law, as applicable), any information about such Investor (or its Affiliates) that Parent or the Company, as applicable, reasonably determines upon the advice of outside legal counsel is required to be included in (i) the Information Statement, (ii) the Schedule 13E-3, (iii) any Schedule 13D filing with the SEC made by Parent or any Investor, as applicable, or (iv) any other filing or notification with any Governmental Authority in connection with the Merger, this Agreement, the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement or any other agreement or arrangement to which it (or any of its Affiliates) is a party relating to the transactions contemplated thereby. Each Investor shall reasonably cooperate with Parent and the Company in connection with the preparation of the foregoing documents to the extent such documents relate to such Investor (or any of its Affiliates). Each Investor agrees to permit the Company to publish and disclose in the Information Statement (including all documents filed with or furnished to the U.S. Securities and Exchange Commissions (the “SEC”) in accordance therewith), such Investor’s and its respective Affiliates’ identity and beneficial ownership of the shares of capital stock or other securities of the Company and the nature of such Investor’s commitments, arrangements and understandings under this Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement or any other agreement or arrangement to which such Investor or any of its Affiliates is a party relating to the transactions contemplated thereby (including a copy thereof), to the extent required by applicable Law or the SEC (or its staff). To the extent practicable, Parent and each Investor, severally and not jointly, agree to provide Parent and each of the other Investors, as applicable, a reasonable opportunity to review and comment on any public filing contemplated by this Section 3.4(a).

(b) Each Investor hereby covenants that, solely with respect to any information supplied by such Investor, as applicable, in writing pursuant to this Section 3.4, none of such information contained or incorporated by reference in the Information Statement will at the time of the mailing of the Information Statement to the shareholders of the Company or at the time of any amendments thereof or supplements thereto, and none of such information supplied or to be supplied by such Investor, for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC (which includes the Information Statement) will, at the time of such filing with the SEC, or at the time of filing with the SEC any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor agrees to join (and to cause its Affiliates to join, to the extent required by applicable Law or the SEC (or its staff)) as a filing party to any Schedule 13E-3 filing discussed in the preceding sentence.

Section 3.5 Certain Representations and Warranties.

(a) Each Investor, severally and not jointly, hereby represents and warrants to each of the other Investors and to Parent that:

(i)    such Investor has not entered into, and will not enter into prior to the Closing, any formal or informal agreement, arrangement or understanding with any potential investor or group of investors, the Company, or any shareholder or securityholder of the Company (other than its Affiliates) with respect to the subject matter of this Agreement or the Merger Agreement (other than the agreements expressly contemplated by this Agreement, the Merger Agreement, the Permitted Syndication, the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement);

(ii)    if such Investor is not an individual, it is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, and is duly qualified to conduct business, and is in good standing, in each other jurisdiction where the ownership of its properties or the conduct of its business makes such qualification necessary;

(iii) such Investor is the sole record and lawful owner of the Rollover Shares or securities underlying the Rollover Shares;

(iv)   none of the information supplied by such Investor specifically for inclusion or incorporation by reference in the Information Statement, Schedule 13E-3, or other filings contemplated by the Merger Agreement or otherwise required pursuant to applicable Law will cause a breach of the representations and warranties of Parent or Merger Sub set forth in the Merger Agreement;

(v) if such Investor is not an individual, it has all necessary power and authority to execute, deliver and perform its obligations under this Agreement in accordance with the terms of this Agreement and if such Investor is an individual, he or she has full legal capacity, right, and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and no spousal consent is required in connection with the execution, delivery and performance by such Investor of this Agreement;

(vi)   the execution, delivery and performance of this Agreement has been duly authorized by all necessary action, does not contravene any provision of its partnership agreement, limited liability company agreement or other organizational documents (if the Investor is not an individual), and does not contravene any material Law, regulation, rule, decree, order, judgment or contractual restriction binding on such Investor or such Investor’s assets;

(vii) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Agreement by such Investor, as applicable, have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by such Investor, subject to the filings, consents, approvals and other actions contemplated by the Merger Agreement for the consummation of the transactions contemplated therein; and

(viii) this Agreement constitutes a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles.

(b) Parent and Merger Sub, jointly and severally, hereby represent and warrant to each of the Investors that:

(i) the execution, delivery and performance of this Agreement has been duly authorized by all necessary action, does not contravene any provision of its partnership agreement, limited liability company agreement or other organizational documents, and does not contravene any material Law, regulation, rule, decree, order, judgment or contractual restriction binding on Parent or Merger Sub or Parent’s or Merger Sub’s assets;

(ii) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Agreement by Parent and Merger Sub, as applicable, have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement by Parent and Merger Sub, subject to the filings, consents, approvals and other actions contemplated by the Merger Agreement for the consummation of the transactions contemplated therein;

(iii) this Agreement constitutes a legal, valid and binding obligation of Parent or Merger Sub enforceable against Parent or Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights and to general equitable principles;

(iv) the Rollover Shares will be duly authorized and validly issued, fully paid and nonassessable shares of Parent and will be free and clear from all Liens (other than restrictions under applicable federal and state securities Laws or as provided in the Shareholders’ Agreements);

(v) Parent and Merger Sub have not violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its equity interests;

(vi)   except for the Merger Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Rollover Agreements, the Shareholders’ Agreement, and the other Transaction Documents, there are, and as of the Closing there will be, no agreements between Parent or any equity holders or Affiliates of Parent with respect to the voting or transfer of equity interests of Parent or any other aspect of the affairs of Parent; and

(vii) Parent and Merger Sub are not aware of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(c) No Investor or any of its Affiliates, Parent, Merger Sub or any of their respective officers, employees, agents or representatives makes or has made any express or implied representation or warranty in connection with the transactions contemplated hereby other than those expressly set forth in this Section 3.5, the Equity Commitment Letter, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Merger Agreement, or any other Transaction Document to which it is a party, and no Investor nor any of its Affiliates, Parent, Merger Sub or any of their respective officers, employees, agents or representatives has relied on any express or implied representation or warranty in connection with the transactions contemplated hereby other than those expressly set forth in this Section 3.5, the Equity Commitment Letter, the Warrant Exchange Agreement, the Noteholder Conversion Agreement, the Merger Agreement, or any other Transaction Document to which it is a party.

Section 3.6 Additional Covenants.

(a) Each Investor agrees that such Investor will not take any action that could reasonably be expected to materially impede, delay or adversely affect the satisfaction of the condition to the Merger set forth in Section 6.01(b) (No Restraints) of the Merger Agreement.

(b) Each of the Founders agrees that he shall execute and deliver, or cause his Affiliates to execute and deliver, Stockholder Consents with respect to all of the Company Class A Shares and Company Class B Shares beneficially owned by him or them to Parent, which Stockholder Consents shall collectively constitute the Required Stockholder Approval, and Parent agrees that it shall deliver such Stockholder Consents to the Company in accordance with the Merger Agreement, in each case within twenty-four hours of the execution and delivery of the Merger Agreement.

Section 3.7 Treatment of Notes and Warrants.

(a) Each Investor who holds Company Warrants hereby agrees to take, and to cause its Affiliates who hold Company Warrants to take, and Parent and Merger Sub agree to take (and Parent agrees to cause the Surviving Company following the Closing to take), all actions reasonably necessary to ensure that the Company Warrants held by such Investors and Affiliates are contributed and exchanged in accordance with the terms, and subject to the conditions, of the Warrant Exchange Agreement and Section 2.2 of this Agreement.

(b) Each Investor who holds indebtedness in the form of 12.0% Senior Secured Convertible Notes due 2025 (the “Notes”) hereby agrees to take, and to cause its Affiliates who hold Notes to take, and Parent and Merger Sub agree to take (and Parent agrees to cause the Surviving Company following the Closing to take), all actions reasonably necessary to ensure that the Notes held by such Investors and Affiliates are converted and cancelled in accordance with the terms, and subject to the conditions, of the Noteholder Conversion Agreement and Section 2.2 of this Agreement.

Article IV
CLOSING ARRANGEMENTS

Section 4.1 Organizational Documents; Shareholders’ Agreement. Parent and each Investor agrees to (i) negotiate in good faith with the other Investors, and acknowledges and agrees that it is obligated to execute and deliver concurrently with the consummation of the Merger, one or more definitive agreements (the “Shareholders’ Agreements”) with respect to the matters set forth on Exhibit A attached hereto and (ii) amend the organizational and other relevant corporate documents of Parent as the Investors may determine is required to give effect to the matters set forth on Exhibit A (the “Organizational Agreements”). The Shareholders’ Agreements and Organizational Agreements will be consistent with the terms and conditions set forth on Exhibit A and any inconsistent terms and conditions must be approved in writing by each of the Investors. Parent and each Investor will cooperate with one another to enter into, and will negotiate in good faith concerning the form and substance of, the Shareholders’ Agreements and Organizational Agreements. The form and substance of the Shareholders’ Agreements and Organizational Agreements shall be subject to Investor Consent. Each Investor shall promptly execute the Shareholders’ Agreements and any required Organizational Agreements following notification of receipt of Investor Consent to the form and substance of the Shareholders’ Agreements and Organizational Agreements, which notification will include the execution version of the Shareholders’ Agreements and such required Organizational Agreements and will be given by the Founders promptly after receipt of such Investor Consent. In the event that such Investor Consent is not received prior to the Closing, it is understood and agreed that the Closing shall not be delayed and the terms set forth on Exhibit A hereto shall be binding upon all Parties and govern with respect to the matters set forth therein following the Closing until such time as the Investors enter into Shareholders’ Agreements and Organizational Agreements; provided that in such case Parent and the Investors shall continue thereafter to negotiate in good faith until the definitive Shareholders’ Agreements and Organizational Agreements have been agreed between them. Upon the execution and delivery of the Shareholders’ Agreements and Organizational Agreements by Parent and any Investor, this Section 4.1 shall cease to have any force or effect with respect to Parent and such Investor.

Article V
MISCELLANEOUS

Section 5.1 Amendment and Waiver. Any provision of this Agreement may be amended or modified, and the provision hereof may be waived, only in a writing signed (a) in the case of any amendment, by each of the Parties and (b) in the case of a waiver, by the Party or Parties waiving rights hereunder. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing.

Section 5.2 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

Section 5.3 Remedies. The Parties agree that, except as provided herein, this Agreement will be enforceable by all Parties by all available remedies at Law or in equity (including, without limitation, specific performance, without bond or other security being required). In the event that an Investor is a Failing Investor, the Parties agree that any Funding Investor shall be entitled, in its discretion, to specific performance of the terms of this Agreement, whether before or after the Closing, together with any costs of enforcement incurred by such Funding Investor in seeking to enforce such remedy (without bond or other security being required).

Section 5.4 No Recourse. Notwithstanding any provision of this Agreement or otherwise, the Parties agree on their own behalf and on behalf of their respective Affiliates that this Agreement may only be enforced against, and any litigation for breach of this Agreement may only be made against, the Parties, and, with respect to each Party, none of such party’s former, current or future equity holders, controlling Persons, directors, officers, employees, agents, representatives, Affiliates, members, managers, general or limited partners, attorneys or assignees (or any former, current or future equity holder, controlling Person, director, officer, employee, agent, representative, Affiliate, member, manager, general or limited partner, attorney or assignee of any of the foregoing) (each, a “Non-Recourse Party”) that is not a party to this Agreement shall have any liability relating to this Agreement or any of the transactions contemplated herein (except under the Equity Commitment Letters to the extent provided therein) or in respect of any oral representations made or alleged to be made in connection herewith. None of the Parties shall have any rights of recovery in respect hereof against any Non-Recourse Party and no personal liability shall attach to any Non-Recourse Party through any Party, or otherwise, whether by or through attempted piercing of the corporate veil, by or through a litigation (whether in tort, contract or otherwise), by the enforcement of any judgment, fine or penalty or by virtue of any Law, or otherwise.

Section 5.5 Governing Law; Jurisdiction.

(a) This Agreement and any claim, cause of action or Action (whether in contract, tort or otherwise) that may directly or indirectly be based upon, relate to or arise out of this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each Party (i) expressly submits to the personal jurisdiction and venue of the Court of Chancery of the State of Delaware or, if such court would not have subject matter jurisdiction over any such claim, cause of action or Action, the federal courts of the United States located in the State of Delaware (the “Designated Courts”), in the event any claim, cause of action or Action involving the Parties (whether in contract, tort or otherwise) based upon, relating to or arising out of this Agreement or the transactions contemplated hereby, (ii) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that the Designated Courts are an inconvenient forum with respect to such claim, cause of action or Action and (iii) agrees that it shall not bring any claim, cause of action or Action against any other Parties based upon, relating to or arising out of this Agreement or the transactions contemplated hereby in any court other than the Designated Courts. Each Party hereby irrevocably consents to the service of process with respect to the Designated Courts in any such claim, cause of action or Action by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth on the signature pages hereto.

Section 5.6 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, CAUSE OF ACTION OR ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.6.

Section 5.7 Exercise of Rights and Remedies. No failure to exercise, or delay of or omission in the exercise of, any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default nor shall any delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

Section 5.8 Other Agreements; Assignment. This Agreement, the Equity Commitment Letters, the Warrant Exchange Agreement, and the Noteholder Conversion Agreement, together with the exhibits and agreements referenced herein and therein, constitute the entire agreement, and supersede all prior agreements, understandings, negotiations and statements, both written and oral, among the Parties or any of their Affiliates with respect to the transactions contemplated hereby (other than the Merger Agreement and the other agreements expressly referred to herein or therein as being entered into in connection with the Merger Agreement). Other than as provided herein, this Agreement shall not be assigned by any Party without Investor Consent. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties and each of their respective successors and permitted assigns.

Section 5.9 No Third-Party Beneficiaries. This Agreement shall be binding on each Party solely for the benefit of each other Party and nothing set forth in this Agreement, express or implied, shall be construed to confer, directly or indirectly, upon or give to any Person other than the Parties any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the Parties to enforce, any provisions of this Agreement, except the Non-Recourse Parties shall have the right to enforce their rights under Section 5.4.

Section 5.10 Confidentiality.

(a) Except as permitted under this Section 5.10, each Investor (the “Recipient”) shall not disclose any Confidential Information (as defined below) obtained from or relating to a Party without the prior written consent of such Party; provided that the Recipient may disclose any Confidential Information to Persons in connection with a Permitted Syndication and to any of his, her or its Affiliates and any of their respective Representatives (as defined below) who need to know such Confidential Information in connection with advising such Recipient with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby, in each case, provided that, prior to such disclosure, Recipient has directed such Affiliates and Representatives and they have agreed, to maintain the confidentiality of such Confidential Information as set out herein or are otherwise bound by applicable Law or rules of professional conduct to keep such information confidential. Each Recipient shall not and shall direct his, her or its Affiliates and their respective Representatives to whom Confidential Information is disclosed not to, use any Confidential Information for any purpose other than exclusively for the purposes of consummating the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Documents.

(b) In this Agreement, “Confidential Information” refers to all written, oral or other information obtained in confidence by a Recipient from any other Party in connection with this Agreement, the Merger Agreement, or the transactions contemplated hereby and thereby from and after the date hereof, unless such information (i) is already or becomes known to the Recipient prior to the disclosure thereof by the disclosing Party, (ii) is provided to the Recipient by a third party which is not known by such Recipient to be bound by a duty of confidentiality to the disclosing Party, (iii) is or becomes publicly available other than through a breach of this Agreement by such Recipient, or (iv) is developed independently by or for the Recipient without using any Confidential Information. In this Agreement, “Representative” of a Person refers to that Person’s officers, directors, employees, accountants, counsel, financial advisors, consultants, other advisors, general partners, and limited partners.

(c) An Investor may make disclosures of Confidential Information (i) if required by applicable Laws or the rules and regulations of any securities exchange or governmental authority of competent jurisdiction over an Investor or (ii) in any proceeding arising from a dispute between or among the Investors alleging a breach of the terms of this Agreement. In the event that an Investor receives a request to disclose all or any part of the Confidential Information from a court or governmental or regulatory authority or agency or is obligated to disclose any portion of the Confidential Information as described in clause (i) of the preceding sentence, such Investor shall, to the extent permitted by law, (x) notify as promptly as possible each affected Investor of the existence, terms and circumstances surrounding such obligation; (y) consult with such affected Investor on the advisability of taking legally available steps to resist or defend against such obligation or to protect the confidentiality of such Confidential Information following such disclosure; and (z) if disclosure of such Confidential Information shall be required, furnish only that portion of the Confidential Information that such Investor is requested or legally compelled to disclose.

Section 5.11 Public Disclosures. No Investor shall issue any press release or otherwise make any public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby without Investor Consent unless such press release or public statement is required by Law, regulation or legal or regulatory process, or stock exchange rule. In the event that an Investor becomes obligated to issue a press release or otherwise make a public statement as described in the preceding sentence, it shall, to the extent permitted by law, (x) notify as promptly as possible each of the other Investors of the existence, terms and circumstances surrounding such obligation; (y) consult with the other Investors on the content of such press release or other public statement; and (z) include the name of any other Investors in such press release or other public statement only to the extent legally compelled to do so. Notwithstanding the foregoing, each Investor may make any beneficial ownership filings or other filings with the SEC, or amendments thereto, in respect of the Company and its securities that such Investor reasonably believes is required under applicable Law without Investor Consent, provided that each such Investor shall coordinate with the other Investors in good faith regarding the content and timing of such filings or amendments in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby.

Section 5.12 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument. All counterparts shall be construed together and shall constitute one and the same instrument. A signature delivered by electronic mail in portable document format (.pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to be an original signature for all purposes under this Agreement.

Section 5.13 Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 5.14 Termination.

(a) Except as set forth in Section 5.14(b) and with respect to Section 3.2 (Expenses), Section 3.5 (Certain Representations and Warranties), Section 3.6 (Additional Covenants), and this Article V (Miscellaneous), this Agreement will terminate upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with its terms; provided, that any liability for any failure to comply with the terms of this Agreement prior to termination shall survive such termination.

(b) Notwithstanding anything to the contrary in Section 5.14(a), if this Agreement is terminated pursuant to clause (i) of Section 5.14(a), then the following provisions in this Agreement shall survive such termination: (i) if the Investors have been unable to finalize the Shareholders’ Agreements or any Organizational Agreements prior to the Closing, then Section 4.1 (Organizational Documents; Shareholders’ Agreement) shall survive such termination until such time as the Shareholders’ Agreements and any Organizational Agreements are finalized and duly executed by each of the Investors and (ii) if there is a Failing Investor, then Sections 3.1(b), (c), and (d) (Actions Under the Merger Agreement) shall survive such termination.

Section 5.15 No Presumption Against Drafting Party. Each of the Parties acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 5.16   No Partnership or Agency. Except as expressly contemplated herein, nothing in this Agreement is intended to, and this Agreement shall not, create a partnership between the Parties. Accordingly, (a) the rights, obligations and duties of each Party in relation to the other Parties with respect to the subject matter of this Agreement shall be only those contractual rights, obligations and duties that are created by the express terms of this Agreement and shall not include any fiduciary or other implied rights, obligations or duties of any kind, (b) no Party shall be authorized to act on behalf of the other Parties except as otherwise expressly provided by the terms of this Agreement, and (c) no Party shall be obligated to any third party for the obligations or liabilities of any other Party.

Section 5.17   Notices. Any notices or correspondence received by Parent or Merger Sub under, in connection with, or related to this Agreement or the Merger Agreement shall be promptly provided to each Investor. All notices required to be given hereunder, including, without limitation, service of process, shall be sufficient if provided to the applicable Party in the manner provided for in Section 8.10 of the Merger Agreement at the address set forth (x) with respect to Parent or Merger Sub, below and (y) with respect to each Investor, on the signature page for such Investor or any other address designated by any Investor in writing to Parent and each Investor.

If to Parent or Merger Sub:

c/o Apogee Parent Inc.

1900 Skyhawk Street

Alameda, California 94501

Attention:	Chris Kemp
Email:	********
Attention:	Dr. Adam London
Email:	********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 W. 52nd Street

New York, New York 10019

Attention:	Stephen B. Amdur
Email:	********
Attention:	Lillian Kim
Email:	********

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

PARENT

APOGEE PARENT INC.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

MERGER SUB

APOGEE MERGER SUB INC.

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Chief Executive Officer

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

FOUNDER

CHRIS C. KEMP

By:	/s/ Chris C. Kemp

Notice Information

Chris C. Kemp

c/o Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Email:	********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 W. 52nd Street

New York, New York 10019

Attention:	Stephen B. Amdur
Email:	********
Attention:	Lillian Kim
Email:	********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

FOUNDER

DR. ADAM P. LONDON

By:	/s/ Adam P. London

Notice Information

Dr. Adam London

c/o Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Email:	********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 W. 52nd Street

New York, New York 10019

Attention:	Stephen B. Amdur
Email:	********
Attention:	Lillian Kim
Email:	********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

KEY INVESTOR

JMCM HOLDINGS, LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

MH ORBIT LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

JW 16 LLC

By:	/s/ Baldo Fodera
Name:	Baldo Fodera
Title:	Manager

Notice Information

c/o Pine Ridge Advisers LLC

450 Lexington Avenue, 38th Floor

New York, New York 10017

Attention: Harrison Geldermann and Baldo Fodera

E-mail:	********

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attention: Gabriel Saltarelli and Elizabeth Tabas Carson

E-mail:	********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

KEY INVESTOR

SHERPAVENTURES FUND II, LP

By: SherpaVentures Fund II GP, LLC, Its General Partner

By:	/s/ Brian Yee
Name:	Brian Yee
Title:	Partner

Notice Information

500 Howard Street, Suite 201

San Francisco, California 94105

Attention: Brian Yee and Mike Derrick

E-mail:	********

with a copy to (which shall not constitute notice):

Cooley LLP

Reston Town Center

11951 Freedom Drive, 14th Floor

Reston, Virginia 20190

Attention: Darren DeStefano and Jason Savich

E-mail: ********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

KEY INVESTOR

Eagle Creek Capital, LLC

By:	/s/ Scott Stanford
Name:	Scott Stanford
Title:	Manager

Notice Information

Address:	505 Howard Street, Suite 201
San Francisco, California 94105

Attention:	Scott Stanford

Email:

with a copy to (which shall not constitute notice):

Address:

Attention:

Email:

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INVESTOR

CHRIS KEMP LIVING TRUST, DATED FEBRUARY 10, 2021

By:	/s/ Chris C. Kemp
Name:	Chris C. Kemp
Title:	Trustee

Notice Information

Chris C. Kemp

c/o Astra Space, Inc.

1900 Skyhawk Street

Alameda, California 94501

Email: ********

with a copy to (which shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP

31 W. 52nd Street

New York, New York 10019

Attention:	Stephen B. Amdur
Email:	********
Attention:	Lillian Kim
Email:	********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INVESTOR

RBH VENTURES ASTRA SPV, LLC

By: RBH Ventures, Ltd., its Manager

By: Synchronicity Holdings, LLC, general partner of the Manager

By:	/s/ Robert Bradley Hicks
Name:	Robert Bradley Hicks
Title:	Managing Member

Notice Information

c/o John Fallone; Doug Colvard

Fallone SV

509 W. North St.

Raleigh, North Carolina 27603

Email: ********

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INVESTOR

ASTERA INSTITUTE

By:	/s/ Jed McCaleb
Name:	Jed McCaleb
Title:	Director

Notice Information

Astera Institute

Attn: Jed McCaleb

2625 Alcatraz #201

Berkeley, CA 94705

with a copy to (which shall not constitute notice):

Acceleron Law Group LLP

2033 Gateway Place, Suite 500

San Jose, CA 95110

Attention:	Colby Gartin; Joey Tran
Email:	******

[Signature Page to Interim Investors Agreement]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date first above written.

INVESTOR

[●]

By:
Name:	[●]
Title:	[●]

Notice Information

[ADDRESS]

[ADDRESS]

Attention:	[●]
Email:	[●]

with a copy to (which shall not constitute notice):

[●]

[ADDRESS]

[ADDRESS]

Attention:	[●]
Email:	[●]

[Signature Page to Interim Investors Agreement]

EXHIBIT A

Term Sheet

[See attached]

Exhibit A-1

SCHEDULE A

Equity Commitment Letters

[See attached]

Schedule A-1

SCHEDULE B

Warrant Exchange Agreement

[See attached]

Schedule B-1

SCHEDULE C

Noteholder Conversion Agreement

[See attached]

Schedule C-1